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                                                                   EXHIBIT 23(b)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. on Form S-3 of (i) our reports dated February 22, 1993 appearing in or incorporated by reference in the Annual Report on Form
10-K of Merrill Lynch & Co., Inc. (the "Company") for the year ended December 25, 1992 (the "Annual Report") and (ii) our reports dated February 28, 1994 appearing in the Company's Current Report on Form 8-K dated March 9, 1994 (the "Current Report"), and to the reference to us under the heading "Experts" in each of the Prospectuses, which are a part of this Registration Statement. We also consent to the inclusion as Exhibit 99(a) to this Registration Statement of our report dated February 28, 1994 relating to information under the caption "Summary Financial Information", for each of the five years in the period ended December 31, 1993, appearing in the prospectus relating to Debt Securities and Warrants, which is a part of this Registration Statement. We also consent to the incorporation by reference as Exhibit 99(b) to this Registration Statement of our report dated February 22, 1993, appearing as Exhibit 28 in the Annual Report, relating to the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" appearing on page 30 of the Company's 1992 Annual Report to Stockholders. We also consent to the incorporation by reference as Exhibit 99(c) to this Registration Statement of our report dated February 28, 1994, appearing as Exhibit 99(a) in the Current Report, relating to the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data".

/s/ Deloitte & Touche

New York, New York
March 11, 1994